UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 14, 2010
RYDER SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11690 NW 105th Street
Miami, Florida	33178

(Address of Principal Executive Offices)	(Zip Code)
(305) 500-3726

(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 14, 2010, Ryder System, Inc. held its Annual Meeting of Shareholders. At the meeting, the shareholders voted as indicated below on the following proposals:
1.	Election of directors for a three-year term of office expiring at the 2013 Annual Meeting of Shareholders.

Nominee	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
1a. David I. Fuente	41,455,598	2,925,808	77,059	2,163,644
1b. Eugene A. Renna	43,784,214	597,695	76,556	2,163,644
1c. Abbie J. Smith	43,738,070	633,684	86,711	2,163,644
Each nominee was elected as a director of Ryder System, Inc.
2.	Ratification of PricewaterhouseCoopers LLP as independent registered certified public accounting firm for the 2010 fiscal year.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
46,142,815	418,636	60,658	—
Proposal 2 was approved.
3.	Re-approval of the performance criteria under the Ryder System, Inc. 2005 Equity Compensation Plan.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
43,772,880	2,701,118	148,111	—
Proposal 3 was approved.
4.	Approval of amendment to the Ryder System, Inc. Stock Purchase Plan for Employees to increase the number of shares issuable under the plan by 1,000,000.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
43,895,177	519,200	44,088	2,163,644
Proposal 4 was approved.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2010	RYDER SYSTEM, INC. (Registrant)
	By:	/s/ Robert D. Fatovic
		Name:	Robert D. Fatovic
		Title:	Executive Vice President, Chief Legal Officer & Corporate Secretary